Exhibit 10.1

Performance STOCK OPTION AGREEMENT

THIS PERFORMANCE STOCK OPTION AGREEMENT (the “Agreement”), made effective as of October 1, 2022 (the “Date of Grant”), between HELIOS TECHNOLOGIES, INC, a Florida corporation (the “Corporation”), and Helios Employee (“Participant”).

WITNESSETH:

WHEREAS, Participant is an employee of the Corporation and/or a Subsidiary;

WHEREAS, the Corporation has adopted the Helios Technologies 2019 Equity Incentive Plan (the “Plan”) in order to provide its officers, employees and directors with incentives to achieve long-term corporate objectives, which Plan was adopted by the Board of Directors on March 8, 2019 and approved by the shareholders of the Corporation at the Corporation’s June 13, 2019 Annual Meeting of Shareholders; and

WHEREAS, the Compensation Committee of the Corporation’s Board of Directors desires to grant a special award of Nonqualified Stock Options under the Plan to Participant on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Grant of Performance Options.

Subject to the provisions of this Agreement and to the provisions of the Plan, the Corporation hereby grants to Participant, as of the Date of Grant, ___ Nonqualified Stock Options with an Exercise Price of $50.60 per Share (the “Performance Options”). The Performance Options granted hereunder are not intended to qualify as incentive stock options pursuant to Section 422 of the Code. Subject to the degree of attainment of the performance goals established for the Performance Options as set forth in the Statement of Performance Goals approved by the Committee and delivered to the Participant (the “Statement of Performance Goals”), Participant may earn from 0% to 100% of the Performance Options. All capitalized terms used in this Agreement, to the extent not defined herein, shall have the meanings set forth in the Plan.

2.
Vesting of Performance Options.
(a)
Service-Based and Performance-Based Vesting Requirements. Subject to and except as otherwise provided for pursuant to the terms and conditions of this Agreement, the Performance Options covered by this Agreement shall vest and become exercisable (“Vest,” or similar terms) (i) on the second anniversary of the Date of Grant (the “Target Vesting Date”) to the extent that the Performance Options have been earned based on achievement of the performance goals described in the Statement of Performance Goals (the “Performance Goals”) as of such Target Vesting Date or (ii) to the extent that any of the Performance Options have not been earned as of the Target Vesting Date, on any subsequent date between the Target Vesting Date and the tenth (10th) anniversary of the Date of Grant on which Performance Options are earned based on achievement of the Performance Goals (any such subsequent date, a “Catch-Up Vesting Date”) (each of such Target Vesting Date and Catch-Up Vesting Dates referred to herein as an “Applicable Vesting Date”). Any Performance Options that do not so Vest will be forfeited, including, if Participant experiences a Termination of Service on or before one (1) year from the date of this Agreement.
(b)
Other Vesting Events. Notwithstanding the foregoing, the Performance Options shall Vest at such earlier time as the restrictions may lapse pursuant to Sections 7 or 9 of this Agreement. The foregoing notwithstanding, in the event of a pending or threatened Change in Control, or in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved, the Board of Directors may, in its sole discretion, take such actions as permitted under the Plan.
(c)
Forfeiture for Cause. Any Performance Options that are not Vested shall be forfeited if Participant is determined to have engaged in an act that constitutes Cause (regardless of whether Participant’s service with the Corporation is terminated as a result of such Cause). If any Performance Options would become Vested while Participant is under investigation for any event that would constitute Cause, the Vesting of such Performance Options shall be delayed pending the outcome of such investigation.

For purposes of this Agreement, “Cause” means (i) the commission of an act of fraud, embezzlement, theft, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), including theft or destruction of property of the Corporation or a Subsidiary, or any other act or practice which the Committee shall, in good faith, deem to have resulted in the recipient’s becoming unbondable under the Corporation or any Subsidiary’s fidelity bond. For purposes of this Agreement, no act or failure to act by the recipient shall be deemed “willful” unless done or omitted to be done by the recipient not in good faith and without reasonable belief that the recipient’s action or omission was in the best interest of the Corporation and/or the Subsidiary. Notwithstanding the foregoing, if Participant has entered into an employment agreement that is binding as of the date of such event, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply. The determination of whether a Participant has engaged in an act that constitutes Cause shall be made by the Committee, which prior to making such determination shall provide written notice of the event of Cause to Participant and allow Participant a reasonable opportunity to cure such event.

3.
Exercise of Performance Options.
(a)
Performance Options, to the extent Vested, shall be exercised by Participant by providing notice of such exercise via the written or electronic medium specified by the Corporation, setting forth the number of Shares with respect to which the Performance Option is to be exercised, accompanied by full payment for the Shares, including satisfaction of any applicable withholding taxes.
(b)
Upon the exercise of any Performance Option, the Exercise Price shall be payable to the Corporation in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (i) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Corporation’s earnings for the financial reporting purposes, unless otherwise determined by the Committee), or (ii) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.
4.
Non-Transferability.
(a)
The Performance Options shall not be transferable by Participant by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise. Any attempt to dispose of the Performance Options in a manner contrary to the restrictions set forth in this Agreement shall be ineffective. Notwithstanding the foregoing, (i) Performance Options may be transferred to Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights; and (ii) in the event of Participant’s death, the administrator or executor of Participant’s estate may exercise any outstanding Vested Performance Options within the time period specified in Section 7(b) below.
5.
Rights as a Shareholder.

Participant shall not be deemed for any purpose to be the owner of any Shares subject to any Performance Options unless and until (a) the Performance Options have been exercised pursuant to the terms hereof, (b) the Corporation shall have issued and delivered the Shares to Participant (or made a book entry registration thereof) and (c) Participant’s name shall have been entered as a stockholder of record on the books of the Corporation. Thereupon, Participant shall have full voting, dividend and other ownership rights with respect to such Shares.

6.
Tax Withholding.

Whenever Participant exercises Performance Options under Section 5 of this Agreement, the Corporation shall notify Participant of the amount of tax which must be withheld by the Corporation under all applicable federal, state and local tax laws. Participant agrees to make arrangements with the Corporation to (a) remit a cash payment of the required amount to the Corporation, (b) authorize the deduction of such amounts from Participant’s compensation; (c) perform a cashless exercise through the Corporation’s equity plan administration system; or (d) to otherwise satisfy the applicable tax withholding requirement in a manner satisfactory to the Corporation.

7.
Forfeiture On Termination of Employment, Expiration of Performance Options.
(a)
All Performance Options will be forfeited if Participant experiences a Termination of Service on or before one (1) year from the date of this Agreement.
(b)
In the event of a Termination of Service by reason of death, Disability, or Retirement prior to an Applicable Vesting Date, any Performance Options that are not then Vested shall immediately Vest.
(c)
If not previously exercised, the Performance Options shall terminate at the close of business on the tenth (10th) anniversary of the Date of Grant, or, if earlier, twelve (12) months after the Termination of Service if such termination is due to Participant’s Retirement, death or

Disability). Participant shall have no right to exercise the Performance Options at any time after such date unless otherwise permitted by the Corporation.
8.
Performance Options Not to Affect Employment.

Neither this Agreement nor the Performance Options granted hereunder shall confer upon Participant any right to continued employment with the Corporation or any Subsidiary, and shall not in any way modify or restrict the Corporation’s or such Subsidiary’s right to terminate such employment.

9.
Agreement Subject to the Plan.

This Agreement and the rights and obligations of the parties hereto are subject to and governed by the terms of the Plan as the same may be amended from time to time, the provisions of which are incorporated by reference into this Agreement.

10.
Award Subject to Clawback or Recoupment.

The Performance Options shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Corporation or required by law that is applicable to Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s Performance Options (whether Vested or not Vested) and the recoupment of any gains realized with respect to Shares acquired by Participant via exercise of the Performance Options.

11.
Miscellaneous.
(a)
The award of Performance Options is subject to adjustment, including as provided in Sections 10 and 4.3 of the Plan.
(b)
This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
(c)
The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.
(d)
The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Florida, without giving effect to principles of conflicts of law.
(e)
This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein.
(f)
Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns, and of Participant and Participant’s personal representatives.
(g)
The Corporation may, in its sole discretion, deliver any documents related to the Performance Options and Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.
(h)
Participant acknowledges that Participant (i) has received a copy of the Plan, (ii) has had an opportunity to review the terms of this Agreement and the Plan, (iii) understands the terms and conditions of this Agreement and the Plan and (iv) agrees to such terms and conditions.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Performance Stock Option Agreement as of the day and year first above written.

ATTEST: By:	HELIOS TECHNOLOGIES, INC. By:

Witness:

Statement of Performance GoalS

This Statement of Performance Goals applies to the Performance Options granted to Participant on the Date of Grant and applies with respect to the Performance Stock Option Agreement between the Corporation and Participant (the “Agreement”). Capitalized terms used in this Statement of Performance Goals that are not specifically defined in this Statement of Performance Goals have the meanings assigned to them in the Agreement.

The actual number of Performance Options earned by Participant will be determined by the Committee under the rules described below. Except as otherwise provided for in the Agreement, any Performance Options not earned hereunder will be canceled and forfeited.

1. The actual number of Performance Options that will be earned by Participant under the Agreement will be determined based on actual performance results as described below, subject to the terms of the Agreement.

2. The Performance Options subject to the Agreement are earned based on Stock Price Achievement as determined by the Committee.

3. Definitions. For purposes hereof:

(A)
“Exchange” means the New York Stock Exchange or, if the Shares are not then listed on the New York Stock Exchange, on the primary national securities exchange on which the Shares are then listed.

(B)
“Stock Price Achievement for a Catch-Up Vesting Date” means the Trading Price on any Trading Day that occurs between the Target Vesting Date and the Catch-Up Vesting Date.

(C)
“Stock Price Achievement for the Target Vesting Period” means the highest Trading Price during the Target Vesting Period.

(D)
“Target Vesting Period” means the period starting on the Date of Grant and ending on the Target Vesting Date.

(E) “Trading Day” means a day on which the Shares are trading on the Exchange.

(F) “Trading Price” means, with respect to any Trading Day, the closing price per Share (as reasonably determined by the Corporation) on the Exchange.

4. Stock Price Achievement Performance Matrix. From 0% to 100% of the Performance Options will be earned based on the Stock Price Achievement for the Target Vesting Period or Stock Price Achievement for a Catch-Up Vesting Date, as applicable, as follows:

Stock Price Achievement	Performance Options Earned
Below $70.00	0% of Performance Options
$70.00 or higher (but less than $80.00)	1/3 of Performance Options
$80.00 or higher (but less than $90.00)	2/3 of Performance Options
$90.00 or higher	100% of Performance Options

5. Performance Options Earned on the Target Vesting Date. Following the Target Vesting Period, the Committee shall determine whether and to what extent the Stock Price Achievement for the Target Vesting Period has been achieved and shall determine the number of Performance Options earned pursuant to the Stock Price Achievement Performance Matrix set forth in Section 4 using the Stock Price Achievement for the Target Vesting Period as the Stock Price Achievement. For the avoidance of doubt, there shall be no interpolation between Stock Price Achievement hurdles under this Section 5 or Section 6.

6. Performance Options Earned on a Catch-Up Vesting Date. To the extent 100% of the Performance Options are not earned as of the Target Vesting Date, any unearned Performance Options will be earned based on Stock Price Achievement for a Catch-Up Vesting Date in an amount equal to the positive difference, if any, between (a) the number of Performance Options earned pursuant to the Stock Price Achievement Performance Matrix set forth in Section 4 using the Stock Price Achievement for a Catch-Up Vesting Date as the Stock Price Achievement (as determined by the Committee) and (b) the aggregate number of Performance Options which previously were earned under Section 5 or this Section 6.

7. Total Number of Performance Options Earned. The total number of Performance Options earned shall be the sum of the number of Performance Options earned pursuant to Section 5 and the number of Performance Options earned pursuant to Section 6. In no event may the number of Performance Options earned exceed 100% of the Performance Options granted. Any Performance Options earned shall Vest conditioned upon Participant’s continuous employment with the Corporation or a Subsidiary through one year from the date of this Agreement.